Exhibit 99.1

Brooks Automation Reports Fiscal Third Quarter 2016 Financial Results

CHELMSFORD, Mass., July 28, 2016 (GLOBE NEWSWIRE) -- Brooks Automation, Inc. (Nasdaq: BRKS), a leading worldwide provider of automation and cryogenic solutions for multiple markets including semiconductor manufacturing and life sciences, today reported financial results for the third fiscal quarter of 2016, ended June 30, 2016.

Fiscal Third Quarter of 2016 Financial and Operational Highlights:

•	Revenue was $147.5 million;

•	GAAP Net Income was $8.6 million with diluted EPS of $0.12;

•	Non-GAAP Net Income was $11.1 million with diluted EPS of $0.16;

•	Cash flow from operations was $15.7 million; and

•	Total of Cash, Cash Equivalents, and Marketable Securities, as of June 30, 2016, was $72.2 million.

Summary of GAAP and Non-GAAP Earnings (Losses)

	Quarter Ended
	June 30,	March 31,	June 30,
Dollars in thousands, except per share data	2016	2016	2015
GAAP net income (loss)	$8,564	$(83,939)	$7,681
GAAP diluted earnings (loss) per share	$0.12	$(1.22)	$0.11

Non-GAAP net income	$11,128	$4,920	$10,277
Non-GAAP diluted earnings per share	$0.16	$0.07	$0.15
A reconciliation of non-GAAP measures to the most nearly comparable GAAP measures follows the consolidated balance sheets, statements of operations and statements of cash flows included in this release.

Management Comments
“Our strong third quarter performance highlights the strength of our portfolio and the improved earnings power of our revised organization structure. Sequential growth in automation, contamination control, BioStore systems, and BioStorage services has supported improved gross margins and cash flow,” commented Steve Schwartz, CEO of Brooks Automation. “Our Life Sciences business has continued to execute well, with growth coming from both large sample storage systems and BioStorage Technologies services. Both semiconductor and life sciences segments are on track to yield further growth and improve profits.”

GAAP Summary
Revenue increased 9% sequentially to $147.5 million in the third quarter of fiscal 2016, driven by a 10% increase in Life Sciences and a 9% increase in Brooks Semiconductor Solutions Group (formerly Brooks Product Solutions and Brooks Global Services). Gross margin was 36.7%, up 2.1 percentage points from the second fiscal quarter of 2016.  Operating expense of $45.7 million was 14% or $7.5 million less than the previous quarter primarily driven by lower restructuring charges.  In the third quarter, the Company incurred $1.0 million of restructuring charges compared to $7.3 million in the second quarter. The Company had a $0.2 million benefit from the reversal of accrued incentive based compensation for employees separated from the Company, compared to a $1.7 million similar benefit in the second quarter. GAAP net income was $8.6 million and diluted earnings per share was $0.12.

Beginning in the third quarter, the Company consolidated the operating results of Brooks Product Solutions (BPS) and Brooks Global Solutions (BGS) into one segment, referred to as Brooks Semiconductor Solutions Group, or BSSG, to better align with its new organizational structure and to reflect how strategic directions and resources are determined. The Brooks Life Sciences Systems (BLSS) segment remains unchanged.

Amortization of intangibles, special charges, and one-time items are appropriately included in the GAAP summary of earnings.  The impact on earnings of these items is set out in the unaudited table included with this release.

Results of Q3 Fiscal 2016 (Non-GAAP Discussion)
Non-GAAP net income was $11.1 million in the third quarter, resulting in non-GAAP earnings per share of $0.16. This compares to non-GAAP net income of $4.9 million and non-GAAP earnings per share of $0.07 in the second quarter, and non-GAAP net income of $10.3 million and non-GAAP earnings per share of $0.15 in the third quarter of fiscal 2015.

As noted above, revenue for the third fiscal quarter of 2016 was $147.5 million, up 9% compared to the second fiscal quarter of 2016. The Brooks Semiconductor Solutions Group revenue increased 9% to $118.4 million, primarily driven by sales of Contamination Control Solutions of $15.8 million, up $9.6 million from the second quarter. Brooks Life Science Systems revenue grew 10% sequentially to $29.1 million, driven by 11% or $1.6 million sequential growth in the legacy business and 9% or $1.0 million growth in the recently acquired BioStorage services business, which reached $12.4 million of revenue in the quarter.

Adjusted gross margin, which excludes amortization, purchase accounting impacts and special charges, was 37.5% in the third quarter, up 2.2 percentage points from the prior quarter. The Semiconductor Solutions adjusted gross margin was 36.9% in the third quarter compared to 34.5% in the prior period, with improvements coming from both product and services lines. The Life Sciences adjusted gross margin was 40.0% in the third quarter compared to 38.5% in the prior period, with the legacy Life Sciences business delivering improved margins from large store systems. Gross margins for BioStorage Technologies were 43.9%, up 0.4 percentage points. In summary, the total adjusted gross profit increased by $7.6 million compared to the prior quarter, driven by revenue increases and gross margin improvements across both segments.

Bookings for the Semiconductor Solutions business in the third quarter totaled $115.2 million, compared to $108.6 million in the second quarter. The Life Sciences business booked a total of $40.6 million of new contract value in the quarter.

Non-GAAP operating expense of $41.8 million decreased $0.7 million sequentially, driven primarily by the restructuring actions initiated in the second quarter. The operating expense includes a benefit from the reversal of incentive based compensation accruals for employees departing in this quarter of $0.2 million, compared to $1.6 million in the second fiscal quarter.

Cash flow from operations was $15.7 million in the quarter and adjusted EBITDA was $19.0 million. The Company's cash, cash equivalents, and marketable securities increased $3.9 million to $72.2 million as of June 30, 2016, which reflects the operating cash flow, dividend payment and capital expenditures during the quarter.

Quarterly Cash Dividend
The Company additionally announced that the Board of Directors has approved a dividend of $0.10 per share payable on September 23, 2016 to stockholders of record on September 2, 2016. Future dividend declarations, as well as the record and payment dates for such dividends, are subject to the final determination of the Company's Board of Directors.

Guidance for Fourth Fiscal Quarter 2016
The Company announced revenue and earnings guidance for the fourth quarter of fiscal 2016. Revenue is expected to be in the range of $146 million to $151 million and non-GAAP diluted EPS is expected to be in the range of $0.14 to $0.17. (GAAP diluted EPS is projected to be $0.06 to $0.09, reflecting the impact of amortization, purchase price accounting, and anticipated restructuring charges.)

Conference Call
Brooks management will webcast its third quarter earnings conference call today at 5:30 p.m. Eastern Time. During the call, Company management will respond to questions concerning, but not limited to, the Company's financial performance, business conditions and industry outlook. Management's responses could contain information that has not been previously disclosed.

The call will be broadcast live over the Internet and, together with presentation materials referenced on the call, will be hosted at the Investor Relations section of Brooks' website at www.brooks.com, and will be archived online on this website for convenient on-demand replay. In addition, you may call 800-381-7839 (US & Canada only) or 212-231-2900 to listen to the live webcast.

About Brooks Automation, Inc.
Brooks is a leading worldwide provider of automation and cryogenic solutions for multiple markets including semiconductor manufacturing and life sciences. Brooks’ technologies, engineering competencies and global service capabilities provide customers speed to market and ensure high uptime and rapid response, which equate to superior value in their mission-critical controlled environments. Since 1978, Brooks has been a leading partner to the global semiconductor manufacturing market and, by applying expertise in automation and cryogenics, has expanded its offerings to meet the sample storage needs of customers in the life sciences industry. Brooks recently completed a strategic acquisition of BioStorage Technologies, Inc., complementing Brooks’ life sciences offerings with comprehensive outsource services.  Brooks now offers, in addition to a broad range of products and services for on-site infrastructure for sample management in temperatures of -20°C to -150°C, outsource service solutions across the complete life cycle of biological samples including collection, transportation, processing, storage, protection, retrieval and disposal.  Brooks is headquartered in Chelmsford, MA, with direct operations in North America, Europe and Asia. For more information, visit www.brooks.com.

“Safe Harbor Statement” under Section 21E of the Securities Exchange Act of 1934
Some statements in this release are forward-looking statements made under Section 21E of the Securities Exchange Act of 1934. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Brooks' financial and business results to differ materially from our expectations. They are based on the facts known to management at the time they are made. These forward-looking statements include statements regarding our revenue and operating margin expectations, our ability to develop further our business in new and adjacent markets, and our ability to achieve financial success in the future. Factors that could cause results to differ from our expectations include the following: volatility of the industries the Company serves, particularly the semiconductor industry; our possible inability to meet demand for our products due to difficulties in obtaining components and materials from our suppliers in required quantities and of required quality; the inability of customers to make payments to us when due; the timing and effectiveness of cost reduction and cost control measures; price competition; disputes concerning intellectual property; continuing uncertainties in global political and economic conditions, and other factors and other risks that we have described in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K, current reports on Form 8-K and our quarterly reports on Form 10-Q. As a result we can provide no assurance that our future results will not be materially different from those projected. Brooks expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based. Brooks undertakes no obligation to update the information contained in this press release.

CONTACTS:
Lynne Yassemedis
Brooks Automation
978.262.2400
lynne.yassemedis@brooks.com

John Mills
Partner
ICR, LLC
646.277.1254
john.mills@icrinc.com

BROOKS AUTOMATION, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)
(In thousands, except share and per share data)

	June 30, 2016	September 30, 2015
Assets
Current assets
Cash and cash equivalents	$66,116	$80,722
Marketable securities	18	70,021
Accounts receivable, net	101,091	86,448
Inventories	98,157	100,619
Deferred tax assets	3,958	17,609
Assets held for sale	2,806	2,900
Prepaid expenses and other current assets	21,078	15,158
Total current assets	293,224	373,477
Property, plant and equipment, net	54,763	41,855
Long-term marketable securities	6,068	63,287
Long-term deferred tax assets	1,125	70,476
Goodwill	202,386	121,408
Intangible assets, net	85,646	55,446
Equity method investments	26,530	24,308
Other assets	12,579	9,397
Total assets	$682,321	$759,654
Liabilities and Stockholders' equity
Current liabilities
Accounts payable	$41,502	$44,890
Deferred revenue	25,522	17,886
Accrued warranty and retrofit costs	5,955	6,089
Accrued compensation and benefits	18,031	20,401
Accrued restructuring costs	5,789	2,073
Accrued income taxes payable	7,168	6,111
Deferred tax liabilities	331	1,251
Accrued expenses and other current liabilities	17,751	15,550
Total current liabilities	122,049	114,251
Long-term tax reserves	2,714	3,644
Long-term deferred tax liabilities	6,962	3,196
Long-term pension liabilities	3,212	3,118
Other long-term liabilities	4,329	3,400
Total liabilities	139,266	127,609
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.01 par value, 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value, 125,000,000 shares authorized, 82,097,858 shares issued and 68,635,989 shares outstanding at June 30, 2016; 81,093,052 shares issued and 67,631,183 shares outstanding at September 30, 2015	821	811
Additional paid-in capital	1,851,292	1,846,357
Accumulated other comprehensive income	12,598	5,898
Treasury stock at cost- 13,461,869 shares	(200,956)	(200,956)
Accumulated deficit	(1,120,700)	(1,020,065)
Total stockholders' equity	543,055	632,045
Total liabilities and stockholders' equity	$682,321	$759,654

BROOKS AUTOMATION, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(In thousands, except per share data)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2016	2015	2016	2015
Revenue
Product	$111,596	$120,816	$302,238	$336,941
Services	35,938	24,078	100,532	70,002
Total revenue	147,534	144,894	402,770	406,943
Cost of revenue (a)
Product	69,557	77,128	192,816	221,877
Services	23,814	16,579	68,437	48,766
Total cost of revenue	93,371	93,707	261,253	270,643
Gross profit	54,163	51,187	141,517	136,300
Operating expenses
Research and development	12,819	12,834	39,208	39,001
Selling, general and administrative	31,854	27,825	98,667	86,845
Restructuring and other charges	996	358	9,807	3,711
Total operating expenses	45,669	41,017	147,682	129,557
Operating income (loss)	8,494	10,170	(6,165)	6,743
Interest income	55	199	310	678
Interest expense	(37)	(100)	(56)	(300)
Other (loss) income, net	(107)	460	(289)	2,640
Income (loss) before income taxes and equity in earnings (losses) of equity method investments	8,405	10,729	(6,200)	9,761
Income tax provision	220	3,340	75,070	1,790
Income (loss) income before equity in earnings (losses) of equity method investments	8,185	7,389	(81,270)	7,971
Equity in earnings (losses) of equity method investments	379	292	1,248	(313)
Net income (loss)	8,564	7,681	(80,022)	7,658
Basic net income (loss) per share	$0.12	$0.11	$(1.17)	$0.11
Diluted net income (loss) per share	$0.12	$0.11	$(1.17)	$0.11
Dividend declared per share	$0.10	$0.10	$0.30	$0.30

Weighted average shares outstanding used in computing net (loss) income per share:
Basic	68,628	67,454	68,437	67,321
Diluted	69,166	68,571	68,437	68,520

(a) Periods ended June 30, 2016 on a year-to-date basis and June 30, 2015 on a quarter-to-date and year-to-date basis reflect a reclassification correction between the cost of service revenue and the cost of product revenue. Please refer to the Form 10-Q for the quarter ended June 30, 2016.

BROOKS AUTOMATION, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(In thousands)

	Nine months ended June 30,
	2016	2015
Cash flows from operating activities
Net (loss) income	$(80,022)	$7,658
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	21,320	18,929
Stock-based compensation	8,206	9,510
Amortization of premium on marketable securities and deferred financing costs	368	917
Undistributed (earnings) losses of equity method investments	(1,248)	313
Deferred income tax provision (benefit)	71,875	(2,262)
Gain on disposal of long-lived assets	—	(4)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	2,862	(19,070)
Inventories	2,110	(1,519)
Prepaid expenses and other current assets	(3,909)	(4,881)
Accounts payable	(4,689)	11,600
Deferred revenue	7,171	(2,339)
Accrued warranty and retrofit costs	(87)	(320)
Accrued compensation and benefits	(6,558)	(1,907)
Accrued restructuring costs	3,720	(660)
Accrued expenses and other current liabilities	(5,010)	5,506
Net cash provided by operating activities	16,109	21,471
Cash flows from investing activities
Purchases of property, plant and equipment	(9,414)	(5,945)
Purchases of marketable securities	(12,901)	(58,991)
Sales and maturities of marketable securities	139,388	74,515
Disbursement for a loan receivable	(1,491)	—
Acquisitions, net of cash acquired	(125,498)	(17,257)
Proceeds from sales of property, plant and equipment	—	6
Purchases of other investments	(500)	(5,000)
Net cash used in investing activities	(10,416)	(12,672)
Cash flows from financing activities
Proceeds from issuance of common stock	948	867
Principal repayments of capital lease obligations	—	(368)
Payment of deferred financing costs	(508)	—
Common stock dividends paid	(20,613)	(20,229)
Net cash used in financing activities	(20,173)	(19,730)
Effects of exchange rate changes on cash and cash equivalents	(126)	(3,513)
Net decrease in cash and cash equivalents	(14,606)	(14,444)
Cash and cash equivalents, beginning of period	80,722	94,114
Cash and cash equivalents, end of period	$66,116	$79,670

Notes on Non-GAAP Financial Measures:
The information in this press release is for: internal managerial purposes; when publicly providing guidance on future results; and as a means to evaluate period-to-period comparisons. These financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management believes these financial measures provide an additional way of viewing aspects of our operations, that, when viewed with our GAAP results and the accompanying reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of our business. Management strongly encourages investors to review our financial statements and publicly-filed reports in their entirety and not rely on any single measure.

The press release includes financial measures which exclude the effects of special charges such as restructuring charges and acquisition related charges. Management believes these measures are useful to investors because it eliminates accounting charges that do not reflect Brooks' day-to-day operations. Tables reconciling GAAP to the non-GAAP measures are presented below.

			Quarter Ended
	June 30, 2016		March 31, 2016		June 30, 2015
Dollars in thousands, except per share data	$	Per Diluted Share	$	Per Diluted Share	$	Per Diluted Share
GAAP net (loss) income	$8,564	$0.12	$(83,939)	$(1.22)	$7,681	$0.11
Adjustments:
Purchase accounting impact on inventory and contracts acquired	125	—	250	—	—	—
Amortization of intangible assets	3,837	0.06	3,809	0.06	3,216	0.05
Restructuring charges	996	0.01	7,336	0.11	358	0.01
Gain on sale of a building	(55)	—	—	—	—	—
Liquidation costs due to dissolution of joint venture	—	—	—	—	69	—
Merger costs	84	—	215	—	44	—
Change in valuation allowance against deferred tax assets	—	—	79,340	1.15	—	—
Tax effect of adjustments	(2,423)	(0.04)	(2,091)	(0.03)	(1,091)	(0.02)
Non-GAAP adjusted net income	11,128	0.16	4,920	0.07	10,277	0.15
Stock-based compensation, pre-tax	1,637	—	1,855	—	2,402	—
Tax rate	20%	—	16%	—	30%	—
Stock-based compensation, net of tax (a)	1,318	0.02	1,556	0.02	1,677	0.03
Non-GAAP adjusted net income - excluding stock-based compensation	$12,446	$0.18	$6,476	$0.09	$11,954	$0.17

Shares used in computing non-GAAP diluted net (loss) income per share	—	69,166	—	69,101	—	68,571

(a) The tax rate represents the effective tax rate on non-GAAP taxable ordinary income. We expanded our disclosure to correct and clarify the after tax impact of stock-based compensation on Non-GAAP adjusted net income and diluted EPS. For additional information on the impact of this correction on prior periods, please refer to the conference call presentation included in Investor Relations section of the Brooks website at www.brooks.com.

	Nine Months Ended
	June 30, 2016		June 30, 2015
Dollars in thousands, except per share data	$	Per Diluted Share	$	Per Diluted Share
GAAP net loss	$(80,022)	$(1.17)	$7,658	$0.11
Adjustments:
Purchase accounting impact on inventory and contracts acquired	499	0.01	1,511	0.02
Amortization of intangible assets	11,153	0.16	9,646	0.14
Impairment of equity method investments	—	—	681	0.01
Restructuring charges	9,807	0.14	3,711	0.05
Gain on sale of a building	(55)	—	—	—
Liquidation costs due to dissolution of joint venture	—	—	69	—
Merger costs	3,295	0.05	432	0.01
Change in valuation allowance against deferred tax assets	79,340	1.16	—	—
Tax effect of adjustments	(6,723)	(0.10)	(4,559)	(0.07)
Non-GAAP adjusted net income	17,294	0.25	19,149	0.28
Stock-based compensation, pre-tax	8,206	—	9,510	—
Tax rate	24%	—	30%	—
Stock-based compensation, net of tax (a)	6,237	$0.09	6,657	$0.10
Non-GAAP adjusted net income - excluding stock-based compensation	$23,531	$0.34	$25,806	$0.38

Shares used in computing non-GAAP diluted net loss per share	—	68,437	—	68,520

(a) The tax rate represents the effective tax rate on non-GAAP taxable ordinary income. We expanded our disclosure to correct and clarify the after tax impact of stock-based compensation on Non-GAAP adjusted net income and diluted EPS. For additional information on the impact of this correction on prior periods, please refer to the conference call presentation included in Investor Relations section of the Brooks website at www.brooks.com.

	Quarter Ended
	June 30, 2016		March 31, 2016		June 30, 2015
Dollars in thousands	$	%	$	%	$	%
GAAP gross profit/gross margin percentage	$54,163	36.7%	$46,800	34.6%	$51,187	35.3%
Adjustments:
Amortization of intangible assets	1,083	0.7%	718	0.5%	1,299	0.9%
Purchase accounting impact on inventory and contracts acquired	125	0.1%	250	0.2%	—	—
Non-GAAP adjusted gross profit/gross margin percentage	$55,371	37.5%	$47,768	35.3%	$52,486	36.2%

	Nine Months Ended
	June 30, 2016		June 30, 2015
Dollars in thousands	$	%	$	%
GAAP gross profit/gross margin percentage	$141,517	35.1%	$136,300	33.5%
Adjustments:
Amortization of intangible assets	3,097	0.8%	3,903	1.0%
Purchase accounting impact on inventory and contracts acquired	499	0.1%	1,511	0.4%
Non-GAAP adjusted gross profit/gross margin percentage	$145,113	36.0%	$141,714	34.8%

	Quarter Ended			Nine Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
Dollars in thousands	2016	2016	2015	2016	2015
GAAP net (loss) income	$8,564	$(83,939)	$7,681	$(80,022)	$7,658
Adjustments:
Less: Interest income	(55)	(50)	(199)	(310)	(678)
Add: Interest expense	37	16	100	56	300
Add: Income tax provision (benefit)	220	78,220	3,340	75,070	1,790
Add: Depreciation	3,633	3,596	2,979	10,167	9,281
Add: Amortization of completed technology	1,083	718	1,299	3,097	3,903
Add: Amortization of customer relationships and acquired intangible assets	2,754	3,091	1,917	8,056	5,743
Earnings (losses) before interest, taxes, depreciation and amortization	$16,236	$1,652	$17,117	$16,114	$27,997

	Quarter Ended			Nine Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30
Dollars in thousands	2016	2016	2015	2016	2015
Earnings (losses) before interest, taxes, depreciation and amortization	$16,236	$1,652	$17,117	$16,112	$27,997
Adjustments:
Add: Stock-based compensation	1,637	1,855	2,402	8,206	9,510
Add: Restructuring charges	996	7,336	358	9,807	3,711
Add: Purchase accounting impact on inventory and contracts acquired	125	250	—	499	1,511
Less: Gain on sale of a building	(55)	—	—	(55)	—
Add: Liquidation of a joint venture	—	—	69	—	69
Add: Merger costs	84	215	44	3,295	432
Add: Impairment of equity method investments	—	—	—	—	681
Adjusted earnings before interest, taxes, depreciation and amortization	$19,023	$11,308	$19,990	$37,864	$43,911

	Quarter Ended			Nine Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
Dollars in thousands	2016	2016	2015	2016	2015
GAAP selling, general and administrative expenses	$31,854	$32,692	$27,825	$98,667	$86,845
Adjustments:
Less: Amortization of customer relationships and acquired intangible assets	(2,754)	(3,091)	(1,917)	(8,056)	(5,743)
Less: Merger costs	(84)	(215)	(44)	(3,295)	(432)
Non-GAAP adjusted selling, general and administrative expenses	$29,016	$29,386	$25,864	$87,316	$80,670
Research and development expenses	$12,819	$13,111	$12,834	$39,208	$39,001
Non-GAAP adjusted operating expenses	$41,835	$42,497	$38,698	$126,524	$119,671

	Brooks Semiconductor Solutions Group			Brooks Life Science Systems
	Quarter Ended			Quarter Ended
Dollars in thousands	June 30, 2016	March 31, 2016	June 30, 2015	June 30, 2016	March 31, 2016	June 30, 2015
GAAP gross profit	$42,904	$36,943	$46,515	$11,259	$9,857	$4,672
Adjustments:
Amortization of intangible assets	711	390	901	372	328	398
Purchase accounting impact on inventory and contracts acquired	125	250	—	—	—	—
Non-GAAP adjusted gross profit	$43,740	$37,583	$47,416	$11,631	$10,185	$5,070

	Brooks Semiconductor Solutions Group		Brooks Life Science Systems
	Nine Month Ended		Nine Month Ended
Dollars in thousands	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
GAAP gross profit	$114,506	$122,938	$27,011	$13,362
Adjustments:
Amortization of intangible assets	2,005	2,706	1,093	1,197
Purchase accounting impact on inventory and contracts acquired	500	551	—	960
Non-GAAP adjusted gross profit	$117,011	$126,195	$28,104	$15,519

	Brooks Semiconductor Solutions Group			Brooks Life Science Systems
	Quarter Ended			Quarter Ended
Dollars in thousands	June 30, 2016	March 31, 2016	June 30, 2015	June 30, 2016	March 31, 2016	June 31, 2015
GAAP gross margin	36.2%	33.9%	36.3%	38.7%	37.2%	27.8%
Adjustments:
Amortization of intangible assets	0.6%	0.4%	0.7%	1.3%	1.2%	2.4%
Purchase accounting impact on inventory and contracts acquired	0.1%	0.2%	—	—	—	—
Non-GAAP adjusted gross margin	36.9%	34.5%	37%	40.0%	38.5%	30.2%

	Brooks Semiconductor Solutions Group		Brooks Life Science Systems
	Nine Month Ended		Nine Month Ended
Dollars in thousands	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
GAAP gross margin	35.1%	34.5%	35.3%	26.2%
Adjustments:
Amortization of intangible assets	0.6%	0.8%	1.4%	2.3%
Purchase accounting impact on inventory and contracts acquired	0.2%	0.2%	—	1.9%
Non-GAAP adjusted gross margin	35.9%	35.5%	36.8%	30.4%